                                                                    Exhibit 99.1

Company Contact:                                 Investor Contact:
Gary J. Dailey                                   Integrated Corporate Relations
Chief Financial Officer                          David Griffith/James Palczynski
EVERLAST WORLDWIDE INC.                          203-682-8200
212-239-0990

         EVERLAST WORLDWIDE INC. REPORTS STRONG SECOND QUARTER RESULTS

        --Second Quarter Operating Income Increases 53% to $1.6 million--

    --Second Quarter Operating Margin improves by 590 basis points to 15.9%--

   --Second Quarter EPS Increases to $0.13, prior to $0.03 of Option Expense,
          Versus Year- Ago Level of $0.08, from Continuing Operations--

--Company Issues FY06 EPS Guidance, Prior to Option Expenses, of $0.68 to $0.73--

NEW YORK, New York, August 1, 2006 - Everlast(R) Worldwide Inc. (Nasdaq:  EVST),
manufacturer,  marketer and licensor of sporting  goods,  apparel,  footwear and other active  lifestyle  products under the Everlast brand name, today announced its financial  results for its fiscal second quarter and  six-months  ended June
30, 2006.

For the second quarter ended June 30, 2006,  net revenues were $9.8 million,  as compared to $10.3 million in the same period in 2005. Net licensing revenues for the second quarter of 2006 were $3.0 million, as compared to $2.9 million in the same period a year ago. As we  announced  in the first  quarter,  our  licensing revenues  have  been  impacted  from the  Company's  decision  not to renew  its previous  footwear  license  as well as an  increase  in  licensing  commissions resulting  from the  litigation  settlement  which  requires  the Company to pay commissions  to a former  agent of  Everlast  during  2006.  These  two  factors negatively  impacted  licensing  revenues in the second quarter by approximately
$425,000.  Revenues from sporting goods for the second quarter were $6.8 million as  compared  to $7.3  million in 2005.  The slight  decline was the result of a difficult comparison against the year-ago quarter, which was unusually strong as a result of the airing of season 1 of The Contender, which premiered March 2005.
Season 2 of The  Contender  premiered  on July 18,  2006,  during the  Company's fiscal third quarter.

Gross margin for the quarter  improved 330 basis points to 45.7%,  compared with
42.4% in the second  quarter a year ago.  The  higher  gross  profit  margin was achieved from an increased mix of licensing  revenues as well as improved margin on sporting  goods  equipment due to some  operational  efficiencies  as well as production cost reductions.

The  Company  achieved  a 53%  increase  in  operating  income  from  continuing
operations  to   approximately   $1.6  million  versus  the  year-ago  level  of
approximately  $1.0  million.  The increase in operating  income  resulted  from improved gross margins and a reduction in operating expenses,  which improved by
260 basis  points to 29.8% of sales  compared  with  32.4% of sales in the prior year's quarter.  The operating  expense  improvement  was primarily  achieved by effective cost controls as well as a reduction in amortization  expense.  As was disclosed in the Company's  first quarter 2006  financial  results,  the Company changed its  accounting  for the  amortization  of  intangible  assets and is no longer amortizing its trademark by $228,000 per quarter, based on the assessment that the Everlast trademark has an indefinite life.

Adjusted earnings per diluted share,  excluding the $0.03 effects of stock based compensation, for the second quarter of fiscal 2006 was $0.13 per diluted share, as  compared  to a net income from  continuing  operations  of $0.08 per diluted share, in the 2005 comparable  period.  The Company believes that this is a more appropriate  comparison  as stock  compensation  costs were not  included in the year-ago calculation.

Seth Horowitz,  Chairman,  President and Chief  Executive of Everlast  Worldwide
Inc.,  said "We are making  excellent  progress with our strategies to build our global  brand  identity,  enhance our margins,  and improve our working  capital usage. This is clearly evident in our substantial  profitability improvement for the second quarter.  As a result of our success,  we believe that we can sustain strong rates of growth for both sales and earnings for the  foreseeable  future.
We have  effectively  controlled  costs in both our  corporate and our wholesale infrastructure,  instituting  lean  manufacturing  processes,  and are achieving economies  of  scale  as we grow  our  sporting  goods  business.  Although  our licensing  revenues  were affected by our decision to end sales of footwear with
Footstar/Meldisco,  we are excited to have reached a deal for men's, women's and kids  athletic and casual  footwear in the U.S. and Canada with E.S.  Originals,
Inc., a company that currently has a $1 billion retail footwear  business.  E.S.
Originals will distribute the Everlast branded products  beginning in the second quarter of 2007 to sporting goods,  athletic  footwear and department  stores in the U.S. and Canada. Not only will this prove to be a significant category,  but our  distribution  for this important  product  category is now properly aligned with the global brand position."

         Mr. Horowitz continued,  "At the annual  shareholder's  meeting held in
June, we committed to building a better audience in the financial community.  As part of this process, we have commenced providing financial guidance.  Thus, the
Company is prudently  forecasting  the following  financial  guidance for fiscal year  2006:

          o Net  revenues  ranging  between  $46 to  $48.5  million

          o EBITDA  (excluding the effects of non-cash  equity  awards)  ranging between $8.7 to $9.2 million

          o Diluted earnings per share (excluding the effects of non-cash equity awards) between $0.68 and $0.73"

         The Company will be  conducting a conference  call today to discuss its second quarter 2006 results of operations  and financial  condition by hosting a conference call at 4:30 p.m. Eastern Time.  Parties  interested in participating in the  conference  call may  dial-in  at (800)  289-0572,  while  international callers may dial-in at (913)  981-5543.  The conference call will be webcast and can be accessed at  www.viavid.net.  A recording of the conference  call will be available  until August 15, 2006 by dialing (888) 203-1112 or (719) 457-0820 for international callers, and the passcode is 9436570.

ABOUT EVERLAST WORLDWIDE INC.

         Everlast  Worldwide Inc.  manufactures,  markets and licenses  sporting goods, apparel,  footwear and other active lifestyle products under the Everlast brand name.  Since 1910,  Everlast has been the preeminent brand in the world of boxing and is among the most dominant  brands in the overall  sporting goods and apparel  industries.  Over the past 96 years,  Everlast products have become the
"Choice of Champions(TM)", having been used for training and professional fights by many of the  biggest  names in the sport.  Everlast  is the market  leader in nearly all of its product  categories,  responsible for leading eight of the top ten boxing  equipment  products in sales. In addition to producing and marketing the equipment and  accessories,  Everlast  Worldwide Inc.  licenses its brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear,  watches,  cardiovascular  exercise  equipment,  nutritional foods and gym/duffel bags to name just a few categories.  At the retail level,  Everlast's licensed products generate more than $700 million in revenues. The company's Web site can be found at HTTP://WWW.EVERLAST.COM.

         Statements  made in this Press  Release  that are  estimates of past or future performance are based on a number of factors,  some of which are outside of the Company's control. Statements made in this Press Release that state the  intentions,  beliefs,  expectations  or  predictions of
         Everlast  Worldwide,  Inc.  and  its  management  for  the  future  are forward-looking statements. It is important to note that actual results could differ  materially from those  projected in such  forward-looking statements.  Information  concerning  factors  that could cause  actual results to differ materially from those in  forward-looking  statements is contained  from time to time in filings of Everlast  Worldwide  with the U.S.  Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC

                                      # # #

                                 (Tables Follow)

                                               EVERLAST WORLDWIDE INC. & SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        Three Months Ended                 Six Months Ended
                                                                             June 30,                           June 30,

                                                                      2006             2005              2006              2005
                                                                      ----             ----              ----              ----
                                                                   (Unaudited)      (Unaudited)       (Unaudited)       (Unaudited)

Net sales                                                        $  6,798,000      $  7,313,000      $ 13,765,000      $ 12,537,000
Net license revenues                                                3,039,000         2,938,000         6,042,000         6,038,000
                                                                 ------------      ------------      ------------      ------------
Net revenues                                                        9,837,000        10,251,000        19,807,000        18,575,000
                                                                 ------------      ------------      ------------      ------------

Cost of goods sold                                                  5,340,000         5,900,000        10,869,000        10,220,000
                                                                 ------------      ------------      ------------      ------------

Gross profit                                                        4,497,000         4,351,000         8,938,000         8,355,000

Operating expenses:
  Selling and shipping                                              1,320,000         1,152,000         2,886,000        2,357,0008
  General and administrative                                        1,476,000         1,671,000         2,813,000         3,267,000
  Restructuring and non-recurring charges                                --             273,000              --             273,000
  Stock-based compensation and costs in                               135,000              --             219,000           182,000
  connection with warrant issuance
  Amortization                                                           --             228,000              --             456,000
                                                                 ------------      ------------      ------------      ------------
                                                                    2,931,000         3,324,000         5,918,000         6,535,000
                                                                 ------------      ------------      ------------      ------------

Income from continuing operations                                   1,566,000         1,027,000         3,020,000         1,820,000
                                                                 ------------      ------------      ------------      ------------

Other income (expense):
  Gain on early extinguishment of preferred                              --                --           2,032,000              --
  stock and prepayment of notes payable, net
  Interest expense and financing costs                               (826,000)         (523,000)       (1,494,000)       (1,077,000)
  Investment income                                                     3,000             5,000            12,000            11,000
                                                                 ------------      ------------      ------------      ------------
                                                                     (823,000)         (518,000)         (550,000)       (1,066,000)
                                                                 ------------      ------------      ------------      ------------

Income before provision for income  taxes from
continuing operations                                                 743,000           509,000         3,570,000           754,000

Provision (benefit) for income taxes                                  341,000           203,000           684,000           222,000
                                                                 ------------      ------------      ------------      ------------

Net income from continuing operations                            $    402,000      $    306,000      $  2,886,000      $    532,000
                                                                 ============      ============      ============      ============

Loss from discontinued components, net of tax                            --            (902,000)             --          (1,221,000)
                                                                 ------------      ------------      ------------      ------------

Net income (loss) available to common                            $    402,000      ($   596,000)     $  2,886,000      ($   689,000)
stockholders
                                                                 ============      ============      ============      ============
Basic earnings  per share from continuing                        $       0.10      $       0.09      $       0.77      $       0.16
operations
                                                                 ============      ============      ============      ============
Diluted earnings per share from continuing                       $       0.10      $       0.08      $       0.72      $       0.14
 operations
                                                                 ============      ============      ============      ============
Basic loss per share from discontinued component                         --        ($      0.27)             --        ($      0.38)
                                                                 ============      ============      ============      ============
Diluted loss per share from discontinued component                       --        ($      0.24)             --        ($      0.33)
                                                                 ============      ============      ============      ============
Net basic earnings (loss) per share                              $       0.10      ($      0.18)     $       0.77      ($      0.22)
                                                                 ============      ============      ============      ============
Net diluted earnings (loss) per share                            $       0.10      ($      0.16)     $       0.72      ($      0.19)
                                                                 ============      ============      ============      ============
  EBITDA (Operating earnings excluding certain
 non-cash and non-recurring costs)                               $  1,885,000      $  1,692,000      $  3,583,000      $  3,040,000
                                                                 ============      ============      ============      ============

                             EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEETS

                                                                 JUNE 30,          DECEMBER 31,
                                                                   2006                2005
                                                                   ----                ----
ASSETS

Current assets:
  Cash and cash equivalents                                    $    242,000        $     58,000
  Accounts and licensing receivables - net                        7,609,000          11,117,000
  Inventories                                                     5,667,000           6,997,000
  Inventories of discontinued component                                --               940,000
  Prepaid expenses and other current assets                       1,284,000           2,761,000
                                                               ------------        ------------
       Total current assets                                      14,802,000          21,873,000

 Property and equipment, net                                      6,243,000           6,213,000
 Goodwill                                                         6,718,000           6,718,000
 Trademarks, net                                                 22,664,000          22,664,000
 Restricted cash                                                  1,083,000           1,059,000
 Other assets                                                     2,711,000           2,914,000
                                                               ------------        ------------
                                                               $ 54,221,000        $ 61,441,000
                                                               ============        ============

LIABILITIES, REDEEMABLE PARTICIPATING PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                                   2,978,000          13,028,000
  Accounts payable                                                3,705,000           3,159,000
  Current maturities of long term debt                            2,775,000           2,141,000
  Accrued expenses and other liabilities                          1,295,000           3,252,000
                                                               ------------        ------------
       Total current liabilities                                 10,753,000          21,580,000

  License deposits payable                                          441,000             465,000
  Long term debt, net of current maturities                      24,145,000          26,531,000
                                                               ------------        ------------
Total liabilities                                                35,339,000          48,576,000
                                                               ------------        ------------

Stockholders' equity:
Common stock, par value $.002; 19,000,000 shares
   authorized, 3,904,304 and  3,378,743 outstanding                  10,000               8,000
Class A common stock, par value $.01; 100,000 shares
   authorized; 100,000 shares issued and outstanding                   --                 1,000
Paid-in capital                                                  15,437,000          12,307,000
Retained earnings                                                 4,162,000           1,276,000
                                                               ------------        ------------
                                                                 19,609,000          13,592,000
  Less treasury stock                                              (727,000)           (727,000)
                                                               ------------        ------------
       Total stockholders' equity                                18,882,000          12,865,000
                                                               ------------        ------------
                                                               $ 54,221,000        $ 61,441,000
                                                               ============        ============

                                         EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                     RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA EXCLUDING CERTAIN
                                      NON-CASH CHARGES FROM CONTINUING OPERATIONS

                                                                  Three Months Ended                      Six Months Ended
                                                                       June 30,                               June 30,
                                                              --------------------------      --------------------------

                                                                 2006           2005             2006            2005
                                                                 ----           ----             ----            ----
                                                              (Unaudited)    (Unaudited)      (Unaudited)     (Unaudited)

Income from continuing operations as reported GAAP basis      $1,566,000      $1,027,000      $3,020,000       1,820,000
                                                              ----------      ----------      ----------       ---------

Adjustments:
Depreciation and amortization included in operating
income                                                           184,000         392,000         344,000         765,000
Restructuring and non-recurring costs                               --           273,000                         273,000
Non-cash stock based compensation and non-cash costs in
connection with warrant issuance                                 135,000            --           219,000         182,000
                                                              ----------      ----------      ----------       ---------

Adjusted EBITDA (Earnings excluding certain costs
before interest, taxes, depreciation and amortization)        $1,885,000      $1,692,000      $3,583,000      $3,040,000
                                                              ==========      ==========      ==========      ==========

Note: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of
EBITDA adjusted to exclude certain non-cash costs in connection with stock based compensation and warrant issuance costs. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or earnings per share prepared in accordance with generally accepted accounting principles in the United States.